C-106 Prescribed by
ANTHONY J. CELEBREZZE, JR.
Secretary of State

Charter # 504[illegible]
Approved by S P
Date 7-11-80
Fee $ 35.00

E0772-1403

CERTIFICATE OF AMENDMENT
(BY SHAREHOLDERS)
TO THE ARTICLES OF INCORPORATION OF

Lender's Service Title Agency, Inc.
(Name of Corporation)

George S. Stipetich, who is ( ) Chairman of the Board (x) President ( ) Vice President (check

and Robert W. Murphy, Jr., who is (x) Secretary ( ) Assistant Secretary (check

of the above named Ohio corporation for profit with its principal location at 336 S. Street, Columbus, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)

x a meeting of the shareholders was duly called and held on July 10, 1980, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 100 % of the voting power of the corporation,

___ in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

Resolved, that the purpose clause of the corporation be amended to read as follows

A. The primary purpose for which it is formed is to solicit and sell title insurance, and to generally conduct the business of an insurance agency, & do any & all acts & things necessary, proper or convenient to the accomplishment of the foregoing both within & without the State of Ohio to the extent as a natural person might or could do, & to do al other things incidental to the operation of an insurance agency which are not forbidden by statute or by these articles of incorporation.

B. To engage in any lawful act or activity for which a corporation may be formed under Section 1701.01 to 1701.98, inclusive, under the Revised Code of Ohio.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 10 day of July, 1980.

X George S. Stipetich
(~~Chairman~~, President ~~or Vice President~~)

X Robert W. Murphy
(Secretary ~~or Assistant Secretary~~)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

E0671-0149

APPROVED FOR FILING
By [signature]
Date 10-31-79
Amount 105.00

Articles of Incorporation

—OF—

Lender's Service Title Agency, Inc.
(Name of Corporation)

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

FIRST. The name of said corporation shall be

Lender's Service Title Agency, Inc.

SECOND. The place in Ohio where its principal office is to be located is

336 S. High Street, Columbus (City, Village or Township), Franklin County.

THIRD. The purposes for which it is formed are:

(a) To conduct the business of an insurance agency and to do any and all acts and things necessary, proper, or convenient to the accomplishment of the foregoing both within and without the State of Ohio to the same extent as a natural person might or could do and in any capacity, and to do all other things incidental thereto or connected therewith, which are not forbidden by statute or by these Articles of Incorporation.

(b) To engage in any lawful act or activity for which a corporation may be formed under Section 1701.01 to 1701.98, inclusive, under the Revised Code of Ohio.

FOURTH. The number of shares which the corporation is authorized to have outstanding is

One Thousand (1,000)

FIFTH. The amount of stated capital with which the corporation shall begin business is

One Thousand and no/100 ---------------- Dollars ($ 1,000.00).

IN WITNESS WHEREOF, We have hereunto subscribed our names, this 26th day

of October, 1979.

Lender's Service Title Agency, Inc.
(Name of Corporation)

George S. Stipetich

Robert W. Murphy, Jr.

Harry L. Lentchner

(INCORPORATORS' NAMES SHOULD BE TYPED OR PRINTED BENEATH SIGNATURES)

N. B. Articles will be returned unless accompanied by form designating statutory agent. See Section 1701.07, Revised Code of Ohio.

E0671-0151

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of:

Lender's Service Title Agency, Inc.,
(NAME OF CORPORATION)

hereby appoint John E. Pok,
(NAME OF AGENT)

(a natural person resident in this state) or (a corporation having a business address in this state) (strike phrase not applicable) upon whom (which) any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

His (Its) complete address is 1410 Park Ridge Drive,
(STREET OR AVENUE)

Worthington, (CITY OR VILLAGE) Franklin (COUNTY) County, Ohio 43085 (ZIP)

George S. Stipetich

Robert W. Murphy, Jr.

Harry L. Wentchner

(Incorporators names should be typed/printed beneath their signatures.)

AGENT'S ADDRESS MUST BE ZIP CODED

Franklin County, Ohio

19

Lender's Service Title Agency, Inc.
(NAME OF CORPORATION)

Gentlemen: I hereby accept appointment as agent of your corporation upon whom process, tax notices or demands may be served.

John E. Pok (SIGNATURE OF AGENT)

BY
(Signature of Officer Signing and Title if Agent is a Corporation)

REMARKS: ALL ARTICLES OF INCORPORATION MUST BE ACCOMPANIED BY AN ORIGINAL APPOINTMENT OF AGENT. THERE IS NO FILING FEE FOR THIS APPOINTMENT.